Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Annual Report on Form 10-K/A of Grubb & Ellis Company for the years ended December 31, 2008 and 2007 of our report dated November 19, 2009, relating to the financial statements of Grubb & Ellis Securities, Inc. (f.k.a. NNN Capital Corp.) as of and for the years ended December 31, 2008 and 2007.

/s/  PKF
PKF
Certified Public Accountants
A Professional Corporation

San Diego, California
November 19, 2009